UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 203-3898

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 25, 2006, the Board of Directors of Cott Corporation (the “Company”) approved a change in the fiscal year of the Company and its subsidiaries from the Saturday closest to December 31 to the last Saturday in December. The change in fiscal year is subject to the applicable laws of the jurisdictions in which the Company and its subsidiaries operate and, in certain cases, subject to approval by the various tax authorities in those jurisdictions.
     Subject to such applicable laws, the Company’s fiscal year 2006 will end on December 30, 2006, which is the same date the Company’s fiscal year 2006 would have ended prior to the change. Since there is no change to the end of the Company’s fiscal year 2006 as a result of this change, there will be no transition period. Therefore, in accordance with Rule 13a-10(d)(1) promulgated pursuant to the Securities Exchange Act of 1934, no transition report is required.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: October 31, 2006	By:	/s/ B. Clyde Preslar
B. Clyde Preslar
Executive Vice President and Chief Financial Officer